EXHIBIT 10.52A

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                                                                    CONFIDENTIAL

                                                                  EXHIBIT 10.52A

Confidential information omitted where indicated by "[*]" and filed separately with the Securities Exchange Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933.


James Alan Cook
The 3DO Company
200 Cardinal Way
Redwood City, CA 94063

         Re:      Amendment to Xbox Publisher License Agreement:
                  Euro Royalty Rates and Payment Selection

Dear James Alan Cook:

The purpose of this letter is to inform you of changes to the Xbox Publisher License Agreement ("PLA") affecting Euro royalty rates, as further described below. As a result of this change, for a limited time you will also have the opportunity to change your royalty payment options between worldwide and regional. Please indicate your acknowledgment and acceptance of these PLA changes by counter-signing this letter where indicated below, and faxing a copy to Xbox Accounting Services at (775) 826-0506 no later than December 5, 2002. If you would like to change your payment option from worldwide to regional, or vice versa, please also indicate this change according to the instructions below. Except as amended by this letter, you agree the terms and conditions of the PLA shall remain in full force and effect.

         1. The Euro royalty rates will decrease as follows:

      Finished Product                       Royalty per
     Units Manufactured           Applicable Finished Product Unit
     ------------------           --------------------------------
            [*]                                  [*]

            [*]                                  [*]

            [*]                                  [*]

            [*]                                  [*]


         The new Euro royalty rates set forth above will be effective November 1, 2002 for all Finished Product Units manufactured in Europe on or after November 1, 2002. U.S. Dollar and Japanese Yen royalty rates remain unchanged.

2. You may change the payment option you originally selected in the PLA by initialing one of the two boxes below, as appropriate. Your new designation shall

* Confidential portion omitted and filed separately with the Commission.

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                                                                    CONFIDENTIAL

         be effective November 1, 2002, provided Microsoft receives a completed, countersigned faxed copy of this letter no later than December 5, 2002, and shall binding throughout the remaining term of the PLA for all Software Titles.

              Change from Worldwide to Regional  ____________ (initials)

              Change from Regional to Worldwide  ____________ (initials)

Thank you for your prompt attention to this matter. Please mail originals to Xbox Accounting Services 6100 Neil Road, Suite 100, Reno, NV 89511-1137. Please contact your Xbox Account Manager if you have any questions.


                                                     Sincerely,

                                                     /s/ Brian Russell

                                                     Brian Russell
                                                     Microsoft Licensing, Inc.

Accepted and Agreed:

The 3DO Company

/s/ James Alan Cook
-------------------------
By (sign)

James Alan Cook
-------------------------
Name (Print)

Exec. Vice President
-------------------------
Title

December 3, 2002
-------------------------
Date


CC:      Xbox Account Manager

* Confidential portion omitted and filed separately with the Commission.